                                STATE OF FLORIDA

                            ARTICLES OF INCORPORATION

                                       OF

                    THE ORLANDO PREDATORS ENTERTAINMENT, INC.


     FIRST: THE CORPORATE NAME THAT SATISFIES THE REQUIREMENTS OF SECTION
607.0401 IS: THE ORLANDO PREDATORS ENTERTAINMENT, INC.

     SECOND: THE STREET ADDRESS OF THE INITIAL PRINCIPAL OFFICE AND, IF DIFFERENT, THE MAILING ADDRESS OF THE CORPORATION IS: 20 N. ORANGE AVENUE, SUITE 101, ORLANDO, FLORIDA 32801.

     THIRD: THE NUMBER OF SHARES THE CORPORATION IS AUTHORIZED TO ISSUE IS:
FIFTEEN MILLION (15,000,000) NO PAR VALUE VOTING COMMON STOCK AND ONE MILLION, FIVE HUNDRED THOUSAND (1,500,000) NO PAR VALUE PREFERRED STOCK.

     FOURTH: THE STREET ADDRESS OF THE INITIAL REGISTERED OFFICE OF THE CORPORATION IS C/O C T CORPORATION SYSTEM, 1200 SOUTH PINE ISLAND ROAD, CITY OF PLANTATION, FLORIDA 33324, AND THE NAME OF ITS REGISTERED AGENT AT SUCH ADDRESS IS C T CORPORATION SYSTEM.

     FIFTH: THE NUMBER OF DIRECTORS CONSTITUTING THE INITIAL BOARD OF DIRECTORS OF THE CORPORATION IS THREE (3), AND THE NAMES AND ADDRESSES OF THE PERSONS WHO ARE TO SERVE AS DIRECTORS UNTIL THE FIRST ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND SHALL QUALIFY ARE:

     Jack Youngblood          20 N. Orange Avenue, Suite 101
                              Orlando, Florida 32801

     William Meris            20 N. Orange Avenue, Suite 101
                              Orlando, Florida 32801

     Alan Gagleard            20 N. Orange Avenue, Suite 101
                              Orlando, Florida 32801


     SIXTH: THE NAME AND ADDRESS OF EACH INCORPORATOR ARE:

        Candice Maerz            3225 N. Central Avenue, Phoenix, AZ 85012

        Loren D. Bates           3225 N. Central Avenue, Phoenix, AZ 85012



(FLA - 1959 - 7/14/93)                 -1-

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     THE UNDERSIGNED HAVE EXECUTED THESE ARTICLES OF INCORPORATION
THIS 27th DAY OF March, 1997.


                                        SIGNATURE/TITLE


                                        /s/ Candice Maerz
                                        ------------------------------
                                        Candice Maerz, Incorporator


                                        /s/ Loren D. Bates
                                        ------------------------------
                                        Loren D. Bates, Incorporator


     ACCEPTANCE BY THE REGISTERED AGENT AS REQUIRED IN SECTION
     607.0501 (3) F.S.: C T CORPORATION SYSTEM IS FAMILIAR WITH AND ACCEPTS THE OBLIGATIONS PROVIDED FOR IN SECTION 607.0505.


                                        C T CORPORATION SYSTEM

DATED March 27, 1997.                   By /s/ William C. Bradford, Jr.
                                           ----------------------------


                                           William C. Bradford, Jr.
                                          ----------------------------
                                            (TYPE NAME OF OFFICER)

                                            Vice President
                                          ----------------------------
                                             (TITLE OF OFFICER)


(FLA - 1959 - 7/14/93)                 -2-

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                                     [SEAL]
                           FLORIDA DEPARTMENT OF STATE
                                Sandra B. Mortham
                               Secretary of State

March 28, 1997

C T CORPORATION SYSTEM
660 EAST JEFFERSON STREET
TALLAHASSEE, FL 32301




The Articles of Incorporation for THE ORLANDO PREDATORS ENTERTAINMENT, INC. were filed on March 28,1997 and assigned document number P97000028568. Please refer to this number whenever corresponding with this office regarding the above corporation.

PLEASE NOTE: COMPLIANCE WITH THE FOLLOWING PROCEDURES IS ESSENTIAL TO MAINTAINING YOUR CORPORATE STATUS. FAILURE TO DO SO MAY RESULT IN DISSOLUTION OF YOUR CORPORATION.

A CORPORATION ANNUAL REPORT MUST BE FILED WITH THIS OFFICE BETWEEN JANUARY 1 AND MAY 1 OF EACH YEAR BEGINNING WITH THE CALENDAR YEAR FOLLOWING THE YEAR OF THE FILING DATE NOTED ABOVE AND EACH YEAR THEREAFTER. FAILURE TO FILE THE ANNUAL REPORT ON TIME MAY RESULT IN ADMINISTRATIVE DISSOLUTION OF YOUR CORPORATION.

A FEDERAL EMPLOYER IDENTIFICATION (FEI) NUMBER MUST BE SHOWN ON THE ANNUAL REPORT FORM PRIOR TO ITS FILING WITH THIS OFFICE. CONTACT THE INTERNAL REVENUE SERVICE TO INSURE THAT YOU RECEIVE THE FEI NUMBER IN TIME TO FILE THE ANNUAL REPORT. TO OBTAIN A FEI NUMBER, CONTACT THE IRS AT 1-800-829-3676 AND REQUEST FORM SS-4.

SHOULD YOUR CORPORATE MAILING ADDRESS CHANGE, YOU MUST NOTIFY THIS OFFICE IN WRITING, TO INSURE IMPORTANT MAILINGS SUCH AS THE ANNUAL REPORT NOTICES REACH YOU.

Should you have any questions regarding corporations, please contact this office at the address given below.

Doris Brown, Document Specialist
New Filings Section                                 Letter Number: 997AOOO15936



      Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314